EX-FILING FEES

Calculation of Filing Fee Tables

S-1
(Form Type)

A SPAC II Acquisition Corp.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
To be paid.	Equity	Units, with each unit consisting of	Other	21,275,000	$10.00	$212,750,000	$92.70 per million	$19,721.93
To be paid.	Equity	One Class A ordinary share, no par value per share	Other	21,275,000	___	___	___	___
To be paid.	Other	Warrants included as part of units	457(g)	10,637,500	___	___	___	___
To be paid.	Other	Rights included as part of units	457(g)	21,275,000	___	___	___	___
To be paid.	Equity	Class A ordinary shares underlying the Rights included as part of the Units	Other	2,127,500	$10.00	$21,275,000	$92.70 per million	$1,972.19
To be paid.	Equity	Representative’s ordinary shares	Other	319,125	$10.00	$3,191,250	$92.70 per million	$295.83

Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts				$237,216,250.00
	Total Fees Previously Paid				$21,989.95
	Total Fee Offsets
	Net Fee Due

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

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